EXHIBIT 23.1

                     INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cross Timbers Oil Company (the "Company") of our report dated March 18, 1998 included in the Company's Form 10-K for the year ended December 31, 1997, our report dated February 11, 1998 included in the Company's Form 8-K/A Amendment No. 1 dated December 1, 1997 and our report dated April 17, 1998 included in the Company's Form 8-K and Form 8-K/A Amendment No. 1 dated April 24, 1998, and to all references to our firm included in this Registration Statement.


/s/ Arthur Anderson LLP

ARTHUR ANDERSEN LLP

Fort Worth, Texas
December 31, 1998